UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 S. Gay Street, Suite 1610, Knoxville, TN 37929
(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 11, 2024, the board of directors (the “Board”) of Provectus Biopharmaceuticals, Inc. (the “Company”) approved a Financing Term Sheet (the “2024 Term Sheet”), which sets forth the terms under which the Company will use its best efforts to arrange for financing of a maximum of $10,000,000 (the “2024 Financing”).

Pursuant to the 2024 Term Sheet, a 2024 Note (defined below) will convert into shares of the Company’s Series D-1 Convertible Preferred Stock, par value $0.001 per share (“Series D-1 Preferred Stock”) within twelve months of the issue date of the 2024 Note, subject to certain exceptions.

The 2024 Financing

Subject to the terms and conditions of the 2024 Term Sheet, the Company will use its best efforts to arrange for the 2024 Financing, which amounts will be obtained in several tranches. The proceeds from the 2024 Financing will be used to fund the Company’s drug discovery and development program, as currently constituted and envisioned, and to fund the Company’s general and administrative expenses.

Structure of the Financing

The 2024 Financing will be in the form of an unsecured convertible loan (the “Loan”) from various investors (collectively, the “Investors”) that will be evidenced by convertible promissory notes (individually, a “2024 Note” and collectively, the “2024 Notes”). In addition to customary provisions, the 2024 Note contains the following provisions:

(i) The Loan will bear interest at the rate of eight percent (8%) per annum on the outstanding principal amount of the Loan that has been funded to the Company;

(ii) The Loan shall be due and payable in full on the earliest of: (i) the date upon which an event of default occurs and is continuing; (ii) a change of control of the Company; or (iii) twelve months after the issue date of a 2024 Note; and

(iii) The outstanding principal amount and interest payable under the Loan is convertible at the Investor’s option as follows:

(a) The Loan is voluntarily convertible into shares of the Company’s Series D-1 Preferred Stock at any time while the Loan is outstanding at a price per share equal to $2.8620;

(b) The Loan is automatically convertible into shares of the Company’s Series D-1 Preferred Stock twelve months after the issue date of a 2024 Note at a price per share equal to $2.8620; and

(c) The Series D-1 Preferred Stock is convertible into ten (10) shares of the Company’s common stock, par value $0.001 per share;

The form of the 2024 Note is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The 2024 Term Sheet is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Closing of the 2022 Financing

Pursuant to the approval of the 2024 Financing by the Board, the Board approved the closing of the financing that the Board approved on September 20, 2022 (the “2022 Financing”) and that was filed with the SEC in the Form 8-K dated September 26, 2022. The 2022 Financing was in the form of an unsecured convertible loan from various investors that were evidenced by convertible promissory notes (collectively, the “2022 Notes”). As of July 11, 2024, the Company had received 2022 Notes totaling $4,865,500.

The Company believes the issuance of the 2022 Notes was exempt, and the issuance of the 2024 Notes will be exempt, from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D promulgated thereunder) as transactions not involving a public offering.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Unsecured Convertible Promissory Note.

10.1	2024 Financing Term Sheet

104	Cover Page Interactive Date File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines, CPA
Chief Financial Officer (Principal Financial Officer)